Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 3 to Form S-4 of our report dated June 29, 2021, except for Notes 3 and 15 which are dated September 3, 2021, with respect to our audits of consolidated financial statements of VIYI Algorithm Inc. and Subsidiaries as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

December 23, 2021